Orchard Contracting and Transferring Contract

Party A: Beixiaoping Village, Bolinzhuang Town, Laiyang City

Party B: Laiyang Tianfu Fruit Juice Co., ltd.

After both parties friendly negotiation, this contract is hereby made on the basis of mutual benefits to protect both parties’ legal rights and obligations. Both parties should obey the following terms:

Ⅰ Name of the contracting orchard, areas, trees situation and facilities of the location:

Party B contracts good quality pear garden of 525 mu in the front area of Beixiaoping Village, (east to highway, west to Xishan, north to front village, South to Nanxiaoping north village). The age of the trees is 3 years. Facilities are completed.

Ⅱ Period of the contract and duration:

The period of the contract is 30 years, from Jan. 1st, 2007 to Dec. 31st, 2037.

Ⅲ Contracting charge, payment method and time:

1 Contracting charge is 1,126 Yuan/mu each year. Total charge is1,773,450 Yuan, in Chinese character is

2 Contracting charge should be paid in cash before Mar. 31st. Party B should pay all the charge in one time.

Ⅳ Rights and obligations of both parties:

1 Party A should transfer the good quality orchard contracted by Party B before Jan. 1st, 2007, and let them manage and use the orchard.

2 Party A should provide Party B’s contracted orchard the nearest sufficient water resources and road transportation conditions, insuring that the transportation is unblocked and the water resources are sufficient and pollution-free.

3 Party A should guarantee the completion and safety of the base and help Party B to deal with the relation with the villagers, maintaining Party B’s normal production and management procedures.

4 Any kind of taxes and dues should be bared by Party A. Party B shall not be liable for it.

5 Party B should manage the contracted orchard according to the contract. Any damage to the land or the facilities of the orchard is prohibited. if any change or adjustment to the orchard are needed, Party B should negotiate with Party B.

6 Party B should try their best to arrange people from Party A’s village to manage the orchard. If there is anyone not willing to manage the orchard, then Party B can arrange the contracting managers freely without Party A’s interference.

7 During the contract period, Party B has the rights of using the orchard, the rights of management and ownership and the rights of Ius fruenndi.

Ⅴ Liability for breach the contract:

1 Party A has the right to cancel the contract if Party B does not pay the contracting charge; Party B has the right to cancel the contract f Party A fails to carry out the contract.

2 Both partied should strictly carry out this contract. If one party has breached the contract then this party should be liable for all the loss caused to another party.

Ⅵ Amendment or cancel to the contract:

1 Each party shall have the right to amend or terminate the contract when the contract is failed to perform due to the change of the national policies or unpredicted natural disasters.

2 The contract shall lose effect when the period of the contract is due.

Ⅶ When dispute is arising on the contract, firstly negotiation will be taken; In case no settlement can be reached through negotiation, the case shall then be submitted to the local people’s court.

Ⅷ Supplemental agreement can be signed up if both party agree on other terms which are not included in this contract. The supplemental agreement enjoys the equal legal effect as this contract.

This Contract is in triplicate; each party retains one copy and the related department retains one copy. The contract shall come into effect since the date it is signed.

Party A (stamping): /s/ Beixiaoping Village, Bolinzhuang Town, Laiyang City

Representative (signature):

Party B (stamping): /s/ Laiyang Tianfu Fruit Juice Co., ltd.

Representative (signature):